Exhibit 99
For more information
Lisa Walsh
Investor Relations
(218) 327-5367
lwalsh@asvi.com
ASV Postpones Earnings Release and Conference Call

Grand Rapids, MN (February 28, 2006) — ASV Inc. (Nasdaq: ASVI) today announced the postponement of its earnings release and conference call scheduled for Tuesday, February 28, 2006. This postponement will allow the Company additional time to resolve an accounting issue relating to an $8.3 million equipment purchase during the quarter ended June 30, 2005, which was previously disclosed. ASV plans to reschedule the release of its earnings and conference call as soon as practicable.
About ASV
ASV designs, manufactures and sells rubber track loaders and related accessories, attachments and traction products. ASV also manufactures rubber track undercarriages, some of which are a primary component on Caterpillar’s Multi Terrain Loaders. With its patented undercarriage technology, ASV leads all rubber track loaders in technology and innovation. ASV’s products are able to traverse nearly any terrain with minimal damage to the ground, making it effective in industries such as construction, landscaping and agriculture. For more information, visit ASV’s website at www.asvi.com or Loegering’s website at www.loegering.com.